                                 AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                          OF
                                 99 CENTS ONLY STORES

     David Gold and Sherry Gold certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of 99 CENTS ONLY STORES, a California corporation (the "Corporation").

          2. The Articles of Incorporation of this Corporation, as amended to the date of the filing of this certificate, are amended and restated to read in full as follows:

                                          I

     The name of this Corporation is:

                                 99 CENTS ONLY STORES

                                          II

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                         III

     This Corporation is authorized to issue two classes of shares, designated "Common Stock," and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 41,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 40,000,000. Upon the filing of these Amended and Restated Articles of Incorporation, each outstanding share of Common Stock shall, without any further action on the part of the Corporation, be split up and converted into 80,324.17 fully paid and validly issued shares of Common Stock.

     The Preferred Stock authorized by these Articles of Incorporation shall be issued in one or more series. The Board of Directors of this Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series.

                                          IV

     (a) The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) This Corporation is authorized to provide, whether by bylaw, agreement or otherwise, for the indemnification of agents (as defined in Section 317 of the General Corporation Law of California (the "GCL")) of this Corporation in excess of that expressly permitted for those agents by Section 317 of the GCL, for breach of duty to this Corporation and its shareholders to the extent permissible under California law (as now or hereafter in effect). In furtherance and not in limitation of the powers conferred by statute:

          (i) this Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each an "Indemnified Party"), against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify against such liability under the provisions of law; and

          (ii) this Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification, to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     No such agreement or other form of indemnification shall be interpreted as limiting in any manner the rights which such agents would have to indemnification in the absence of such bylaw, agreement or other form of indemnification.

     (c)  Any repeal or modification of the foregoing provisions of this
Article IV by the shareholders of this Corporation shall not adversely affect any right or protection of a current or former Indemnified party existing at the time of such repeal or modification.

                                          V

     The right of the shareholders of the Corporation to take action by written consent is hereby expressly eliminated.

                                          VI

     Cumulative voting for the election of directors of the Corporation shall be eliminated effective upon the date when the Corporation becomes, and for as long as the Corporation is, a "listed corporation" within the meaning of
Section 301.5 of the GCL.

     3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

     4. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with
Section 902 of the General Corporation Law of the State of California. The Corporation only has one class of shares, and the total number of outstanding shares of the Corporation is 100 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50% of the Common Stock.

     The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of her own knowledge.

Date:   March 29, 1996

                                         /s/ David Gold
                                   --------------------------------
                                   David Gold, President

                                         /s/ Sherry Gold
                                   --------------------------------
                                   Sherry Gold, Secretary

                             CERTIFICATE OF AMENDMENT OF
                              ARTICLES OF INCORPORATION
                                          OF
                                 99 CENTS ONLY STORES

     David Gold and Sherry Gold certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of 99 CENTS ONLY STORES, a California corporation
(the "Corporation").

          2. Article III of the Articles of Incorporation of the Corporation is amended to read in full as follows:

          "This Corporation is authorized to issue two classes of shares, designated "Common Stock," and "Preferred Stock." The total number of shares which this Corporation is authorized to issue is 41,000,000. The number of shares of Preferred Stock which this Corporation is authorized to issue is 1,000,000. The number of shares of Common Stock which this Corporation is authorized to issue is 40,000,000. Upon the filing of this Certificate of Amendment of Articles of Incorporation, each outstanding share of Common Stock shall, without any further action on the part of the Corporation, be split up and converted into
     1.23613290993 fully paid and validly issued shares of Common Stock.

          The Preferred Stock authorized by this Amendment of Articles of Incorporation shall be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the number of shares of any series."

          3. The foregoing amendments to the Articles of Incorporation of the Corporation have been duly approved by the Board of Directors of the Corporation.

          4. The foregoing amendments to the Articles of Incorporation of the Corporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the General Corporation Law of the State of California. The Corporation only has one class of shares, and the total number of outstanding shares of the Corporation is 8,032,417 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50% of the Common Stock.

     The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:   May 9, 1996

                                          /s/ David Gold
                                   -----------------------------------
                                   David Gold, President



                                          /s/ Sherry Gold
                                   ----------------------------------
                                   Sherry Gold, Secretary

                             CERTIFICATE OF AMENDMENT OF
                              ARTICLES OF INCORPORATION
                                          OF
                                 99 CENTS ONLY STORES

     David Gold and Sherry Gold certify that:

          1. They are the duly elected and acting President and Secretary, respectively, of 99 CENTS ONLY STORES, a California corporation (the "Corporation").

          2. Article VII is hereby added to the Amended and Restated Articles of Incorporation to read in full as follows:

          "Amendment to Articles III, V and VI of the Amended and Restated Articles of Incorporation of this Corporation shall require the vote of 66-2/3% of the issued and outstanding shares of stock voting as a whole."

          3. The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation has been duly approved by the Board of Directors of the Corporation.

          4. The foregoing amendment to the Amended and Restated Articles of Incorporation of the Corporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the General Corporation Law of the State of California. The Corporation only has one class of shares, and the total number of outstanding shares of the Corporation is 9,929,135 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceed the vote required. The percentage vote required was more than 50% of the Common Stock.

     The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Date:   May 28, 1996

                                       /s/ David Gold
                                   ------------------------------
                                   David Gold, President


                                       /s/ Sherry Gold
                                   ------------------------------
                                   Sherry Gold, Secretary